SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – January 21, 2010
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting of the Board of Directors of AK Steel Holding Corporation (the “Company”) held on January 21, 2010, the Board, acting upon the recommendation of the Nominating & Governance Committee, approved and adopted an amendment to the Company’s By-laws to provide for the election of directors by majority voting in uncontested elections (the “Amendment”).  The Amendment will not be effective until immediately following the conclusion of the Company’s 2010 annual meeting of stockholders.

Section 7(a) of the By-laws was amended to provide that each director in an uncontested election shall be elected by the vote of the majority of votes cast at any meeting for the election of directors.  Director nominees in contested elections will continue to be elected by the vote of a plurality of the votes cast.

The Amendment also includes a director resignation procedure consistent with the aforementioned majority vote standard requiring an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election to tender his or her resignation to the Board within 30 days.

The preceding is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

		3.1	First Amendment to By-laws of AK Steel Holding Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: January 26, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amendment to By-laws of AK Steel Holding Corporation